Exhibit 99.1

MODEL N ANNOUNCES FOURTH QUARTER AND

FISCAL YEAR 2015 FINANCIAL RESULTS

Redwood City, CA – Model N, Inc., (NYSE: MODN), the leading provider of cloud-based Revenue Management solutions to life science, technology and manufacturing companies, today announced financial results for the fourth quarter and full fiscal year 2015, which ended September 30, 2015.

“Model N ended a strong fiscal year 2015 with a strong Q4. We grew both sequentially and year over year in every quarter of the fiscal year while concurrently transforming our business model to SaaS and recurring revenues. Model N grew fourth quarter total revenue 25% and SaaS and Maintenance revenue 37% versus Q4 fiscal year 2014 and reported 67% of total revenues as SaaS and Maintenance revenues,” said Zack Rinat, Founder, Chairman, and Chief Executive Officer at Model N.  “Our results are a strong testament to the Model N vision of revenue management, the robust market for revenue management, and our strategy to concurrently drive growth and to transform our business to SaaS and recurring revenues. We are excited about accelerating our strategy in fiscal year 2016 and beyond.”

Fourth Quarter Fiscal 2015 Financial Highlights:

•

Revenues: Total revenues were $25.4 million, compared to $20.3 million for the fourth quarter of fiscal 2014. SaaS and maintenance revenues were $17.0 million, or 67% of total revenues, compared to $12.4 million, or 61% of total revenues, in the fourth quarter of fiscal 2014.

•

Gross Profit: Gross profit was $13.8 million, compared to $11.4 million for the fourth quarter of fiscal 2014.  Gross margins were 55%, compared to 56% for the fourth quarter of fiscal 2014.  Non-GAAP gross profit was $14.3 million, compared to $11.8 million for the fourth quarter of fiscal 2014.  Non-GAAP gross margins were 56%, compared to 58% for the fourth quarter of fiscal 2014.

•

Loss from operations: GAAP loss from operations was $(4.9) million, compared to a loss from operations of $(5.8) million for the fourth quarter of fiscal 2014.  Non-GAAP loss from operations was $(1.7) million, compared to a Non-GAAP loss from operations of $(3.1) million for the fourth quarter of fiscal 2014.

•

Net loss: GAAP net loss was $(5.0) million, compared to net loss of $(5.9) million for the fourth quarter of fiscal 2014. GAAP basic and diluted net loss per share attributed to common stockholders was $(0.19) based upon weighted average shares outstanding of 26.5 million, as compared to net loss per share of $(0.24) for the fourth quarter of fiscal 2014 based upon weighted average shares outstanding of 24.9 million.

•

Non-GAAP net loss: Non-GAAP net loss was $(1.8) million, as compared to Non-GAAP net loss of $(3.3) million for the fourth quarter of fiscal 2014. Non-GAAP net loss per share was $(0.07) based upon weighted average shares outstanding of 26.5 million, as compared to Non-GAAP net loss per share of $(0.13) for the fourth quarter of fiscal 2014 based upon weighted average shares outstanding of 24.9 million.

•	Adjusted EBITDA: Adjusted EBITDA was $(0.7) million, compared to $(2.3) million for the fourth quarter of fiscal 2014.

Fiscal Year 2015 Financial Highlights:

•	Total Revenues: Total revenues were $93.8 million for fiscal 2015, compared to $81.8 million for fiscal 2014.

•

Gross Profit: Gross profit was $52.2 million for fiscal 2015, compared to $44.0 million for fiscal 2014.  Gross margins were 56%, compared to 54% for fiscal 2014.  Non-GAAP gross profit was $54.0 million, compared to $46.2 million for fiscal 2014.  Non-GAAP gross margins were 58%, compared to 57% in fiscal 2014.

•

Loss from operations:  GAAP loss from operations was ($19.1) million for fiscal 2015, compared to a loss from operations of ($20.4) million for fiscal 2014.  Non-GAAP loss from operations was ($7.1) million for fiscal 2015, compared to a loss from operations of ($9.6) million for fiscal 2014.

•

Net loss: GAAP net loss was ($19.6) million for fiscal 2015, compared to a GAAP net loss of ($20.9) million for fiscal 2014. GAAP net loss per share was ($0.76) for fiscal 2015 based upon weighted average shares outstanding of 26.0 million, as compared to a GAAP net loss per share of ($0.86) for fiscal 2014 based upon weighted average shares outstanding of 24.4 million.

•

Non-GAAP net loss:  Non-GAAP net loss was ($7.6) million for fiscal 2015, as compared to a Non-GAAP net loss of ($10.1) million for fiscal 2014. Non-GAAP net loss per share was ($0.30) for fiscal 2015 based upon weighted average shares outstanding of 26.0 million, as compared to a Non-GAAP diluted net loss per share of ($0.41) for fiscal 2014 based upon weighted average shares outstanding of 24.4 million.

•	Adjusted EBITDA: Adjusted EBITDA was ($3.3) million for fiscal 2015, compared to ($6.2) million for fiscal 2014.

Use of Non-GAAP Financial Measures

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial tables included in this press release.

Guidance:

As of November 9, 2015, we are providing guidance for the first quarter of fiscal 2016 and the full fiscal year ending September 30, 2016.

Fiscal Year 2016 Guidance:

•

Total revenues are expected to be in the range from $106.0 million to $107.0 million. This includes approximately $7.0 million of revenue from Channelinsight. This represents 13 to 14% year over year growth.

•	Non-GAAP loss from operations is expected to be in the range of ($17.8) million to ($17.3) million,
•	Non-GAAP net loss per share is expected to be in the range of ($0.66) to ($0.64) based upon weighted average shares outstanding of 27.1 million shares.
•	SaaS ARR is expected to range from $34.0 to $35.0 million, an increase of 75% to 80% over fiscal year 2015.
•

The revenue coverage for fiscal year 2016 is approximately 75%. This includes deferred revenue plus booked, but not invoiced, revenue we expect to recognize in FY 2016, the total of which we call backlog.

•	We expect our ending cash balance at September 30, 2016 to be between $70 and $72 million. This includes cash utilized in the acquisition of Channelinsight.

First Quarter Fiscal 2016 Guidance:

•	Total revenues are expected to be in the range from $24.0 million to $24.2 million,
•	Non-GAAP loss from operations is expected to be in the range of ($4.8) million to ($4.6) million,
•	Non-GAAP net loss per share is expected to be in the range of ($0.18) to ($0.17) based upon weighted average shares outstanding of 26.8 million shares.

Quarterly Results Conference Call

Model N will host a conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time) to review the company’s financial results for the fourth quarter and full fiscal year 2015, which ended September 30, 2015. To access the call, please dial (877) 705-6003 in the U.S. or (201) 493-6725 internationally.  Passcode is 13622017.  A live webcast of the conference will be accessible from Model N’s website at: http://investor.modeln.com. Following the completion of the call, a recording will be available for one year for replay at: http://investor.modeln.com and a telephone replay will be available through 11:59 p.m. ET on November 16, 2015 by dialing (877) 870-5176 in the U.S. or (858) 384-5517 internationally with recording access code 13622017.

About Model N

Model N is the leader in Revenue Management Cloud solutions for life science, technology and manufacturing companies. Driving mission critical business processes such as configure, price and quote (CPQ), rebates and regulatory compliance, Model N Cloud solutions transform the revenue lifecycle from a series of disjointed operations into a strategic end-to-end process. With deep industry expertise, Model N supports the unique business needs of the world's leading brands in life science, technology and manufacturing across more than 100 countries. Model N is a trusted partner to some of the world’s largest brands, including Johnson & Johnson, AstraZeneca, Boston Scientific, Novartis, Ortho Clinical Diagnostics, Atmel, Fairchild and Marvell. Learn more at: http://www.modeln.com. Model N trades on the New York Stock Exchange under the symbol MODN.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Model N’s first quarter and full year fiscal year 2016 revenue and other financial results. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) delays in closing customer contracts; (ii) our ability to improve and sustain our sales execution; (iii) the timing of new orders and the associated revenue recognition; (iv) adverse changes in general economic or market conditions; (v) delays or reductions in information technology spending and resulting variability in customer orders from quarter to quarter; (vi) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (vii) our ability to manage our growth effectively; (viii) acceptance of our applications and services by customers; (ix) success of new products; (x) the risk that the strategic initiatives that we may pursue will not result in significant future revenues; and (xi) our ability to retain customers. Further information on risks that could affect Model N’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our most recent quarterly report on Form 10-Q and our annual report on Form 10-K for the fiscal year ended September 30, 2014, and any current reports on Form 8-K that we may file from time to time. Should any of these risks or uncertainties materialize, actual results could differ materially from expectations. Model N assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with accounting standards generally accepted in the United States of America (“GAAP”). We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Our reported results include certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net (loss) income per share, and adjusted EBITDA. Non-GAAP gross profit excludes stock-based compensation expense, LeapFrogRX compensation charges and amortization of intangible assets. Non-GAAP loss from operations and non-GAAP net loss exclude stock-based compensation expense, LeapFrogRX compensation charges, amortization of intangible assets, certain legal expenses and restructuring charges as they are often excluded by other companies to help investors understand the operational performance of their business and, in the case of stock-based compensation, can be difficult to predict. In addition, stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price.  Adjusted EBITDA is defined as net loss, adjusted for LeapFrogRX compensation charges, depreciation and amortization, stock-based compensation expense, certain legal expenses, restructuring charges, interest income and other expenses, net, and provision for income taxes.  Reconciliation tables are provided in this press release.

Investor Relations Contact:

ICR for Model N
Sheila Ennis, 650-610-4998

investorrelations@modeln.com

Media Contact:

Grayling for Model N
Erin Lumley, 925-899-1355
erin.lumley@grayling.com

Model N Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	As of	As of
	September 30,	September 30,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$91,019	$101,006
Accounts receivable, net	16,106	15,203
Deferred cost of implementation services, current portion	498	251
Prepaid expenses	3,229	2,092
Other current assets	109	322
Total current assets	110,961	118,874
Property and equipment, net	7,553	6,889
Goodwill	1,509	1,509
Intangible assets, net	317	587
Other assets	1,630	1,272
Total assets	$121,970	$129,131
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,597	$1,369
Accrued employee compensation	9,047	9,194
Accrued liabilities	3,464	1,998
Deferred revenue, current portion	22,039	23,943
Total current liabilities	36,147	36,504
Long-term liabilities:
Deferred revenue, net of current portion	1,942	2,585
Other long-term liabilities	819	1,078
Total long-term liabilities	2,761	3,663
Total liabilities	38,908	40,167
Stockholders’ equity:
Common Stock	4	4
Preferred Stock	—	—
Additional paid-in capital	186,159	172,245
Accumulated other comprehensive loss	(466)	(289)
Accumulated deficit	(102,635)	(82,996)
Total stockholders’ equity	83,062	88,964
Total liabilities and stockholders’ equity	$121,970	$129,131

Model N Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three months ended September 30,		Fiscal Years Ended September 30,
	2015	2014	2015	2014
Revenues:
License and implementation	$8,391	$7,884	$36,172	$35,333
SaaS and maintenance	16,990	12,394	57,596	46,423
Total revenues	25,381	20,278	93,768	81,756
Cost of Revenues:
License and implementation	3,749	3,697	15,555	16,652
SaaS and maintenance	7,786	5,175	26,014	21,092
Total cost of revenues	11,535	8,872	41,569	37,744
Gross profit	13,846	11,406	52,199	44,012
Operating Expenses:
Research and development	4,728	4,348	17,906	18,710
Sales and marketing	8,046	7,705	30,300	25,998
General and administrative	5,987	5,153	23,132	19,671
Restructuring	—	—	—	26
Total operating expenses	18,761	17,206	71,338	64,405
Loss from operations	(4,915)	(5,800)	(19,139)	(20,393)
Interest income, net	—	(2)	(6)	(12)
Other (income) expenses, net	(81)	5	(22)	116
Loss before income taxes	(4,834)	(5,803)	(19,111)	(20,497)
Provision for income taxes	121	123	528	384
Net loss	$(4,955)	$(5,926)	$(19,639)	$(20,881)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.19)	$(0.24)	$(0.76)	$(0.86)
Weighted average number of shares used in computing net loss per share attributable to common stockholders:
Basic and diluted	26,544	24,949	26,015	24,399

**Amounts may not add due to rounding.

Model N Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Fiscal Years Ended September 30,
	2015	2014
Cash Flows From Operating Activities:
Net loss	$(19,639)	$(20,881)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	4,076	3,716
Stock-based compensation	10,355	9,949
Other non cash charges, net	227	83
Changes in assets and liabilities:
Accounts receivable	(925)	983
Prepaid expenses and other assets	(1,218)	407
Deferred cost of implementation services	(518)	242
Accounts payable	457	685
Accrued employee compensation	(16)	(4,624)
Other accrued and long-term liabilities	976	(500)
Deferred revenue	(2,547)	3,890
Net cash used in operating activities	(8,772)	(6,050)
Cash Flows From Investing Activities:
Purchases of property and equipment, net	(2,075)	(1,835)
Capitalization of software development costs	(2,531)	(381)
Net cash used in investing activities	(4,606)	(2,216)
Cash Flows From Financing Activities:
Proceeds from exercise of stock options and employee stock purchase plan	3,450	6,238
Payments for deferred offering costs	—	(6)
Principal payments on capital lease obligations	—	(318)
Net cash provided by financing activities	3,450	5,914
Effect of exchange rate changes on cash and cash equivalents	(59)	8
Net decrease in cash and cash equivalents	(9,987)	(2,344)
Cash and cash equivalents
Beginning of period	101,006	103,350
End of period	$91,019	$101,006

Model N Inc.

Reconciliation of GAAP to Non-GAAP Operating Results

(in thousands, except per share amounts)

(unaudited)

	Three months ended September 30,		Fiscal Years Ended September 30,
	2015	2014	2015	2014
Reconciliation from GAAP net loss to adjusted EBITDA:
GAAP net loss:	$(4,955)	$(5,926)	$(19,639)	$(20,881)
Reversal of non-GAAP items:
Stock-based compensation expense	2,943	2,499	10,355	9,949
Depreciation and amortization	1,080	925	4,076	3,716
LeapFrogRx compensation charges	—	80	91	461
Legal expenses	190	—	1,285	—
Restructuring	—	—	—	26
Interest income, net	—	(2)	(6)	(12)
Other (income) expenses, net	(81)	5	(22)	116
Provision for income taxes	121	123	528	384
Adjusted EBITDA	$(702)	$(2,296)	$(3,332)	$(6,241)

	Three months ended September 30,		Fiscal Years Ended September 30,
	2015	2014	2015	2014
Reconciliation from GAAP gross profit to non-GAAP gross profit:
GAAP gross profit:	$13,846	$11,406	$52,199	$44,012
Reversal of non-GAAP expenses:
Stock-based compensation (a)	420	326	1,497	1,654
Amortization of intangible assets (b)	61	61	244	243
LeapFrogRx compensation charges (c)	—	50	57	288
Non-GAAP gross profit	$14,327	$11,843	$53,997	$46,197
Percentage of revenue	56.4%	58.4%	57.6%	56.5%

	Three months ended September 30,		Fiscal Years Ended September 30,
	2015	2014	2015	2014
Reconciliation from GAAP gross profit to non-GAAP gross profit:
for license and implementation:
GAAP gross profit - license and implementation:	$4,642	$4,187	$20,617	$18,681
Reversal of non-GAAP expenses:
Stock-based compensation (a)	206	153	699	905
Non-GAAP gross profit - license and implementation	$4,848	$4,340	$21,316	$19,586
Percentage of revenue	57.8%	55.0%	58.9%	55.4%

	Three months ended September 30,		Fiscal Years Ended September 30,
	2015	2014	2015	2014
Reconciliation from GAAP gross profit to non-GAAP gross profit:
for SaaS and maintenance:
GAAP gross profit - SaaS and maintenance:	$9,204	$7,219	$31,582	$25,331
Reversal of non-GAAP expenses:
Stock-based compensation (a)	214	173	798	749
Amortization of intangible assets (b)	61	61	244	243
LeapFrogRx compensation charges (c)	—	50	57	288
Non-GAAP gross profit - SaaS and maintenance	$9,479	$7,503	$32,681	$26,611
Percentage of revenue	55.8%	60.5%	56.7%	57.3%

	Three months ended September 30,		Fiscal Years Ended September 30,
	2015	2014	2015	2014
Reconciliation from GAAP research and development to non-GAAP research and development:
GAAP research and development	$4,728	$4,348	$17,906	$18,710
Reversal of non-GAAP expenses:
Stock-based compensation (a)	(405)	(306)	(1,352)	(1,278)
LeapFrogRx compensation charges (c)	—	(1)	(1)	(11)
Non-GAAP research and development	$4,323	$4,041	$16,553	$17,421

	Three months ended September 30,		Fiscal Years Ended September 30,
	2015	2014	2015	2014
Reconciliation from GAAP sales and marketing to non-GAAP sales and marketing:
GAAP sales and marketing	$8,046	$7,705	$30,300	$25,998
Reversal of non-GAAP expenses:
Stock-based compensation (a)	(930)	(858)	(3,203)	(2,789)
Amortization of intangible assets (b)	—	(22)	(26)	(88)
LeapFrogRx compensation charges (c)	—	(11)	(13)	(76)
Non-GAAP sales and marketing	$7,116	$6,814	$27,058	$23,045

	Three months ended September 30,		Fiscal Years Ended September 30,
	2015	2014	2015	2014
Reconciliation from GAAP general and administrative to non-GAAP general and administrative:
GAAP general and administrative	$5,987	$5,153	$23,132	$19,671
Reversal of non-GAAP expenses:
Stock-based compensation (a)	(1,188)	(1,009)	(4,303)	(4,228)
LeapFrogRx compensation charges (c)	—	(18)	(20)	(86)
Legal expenses (e )	(190)	—	(1,285)	—
Non-GAAP general and administrative	$4,609	$4,126	$17,524	$15,357

	Three months ended September 30,		Fiscal Years Ended September 30,
	2015	2014	2015	2014
Reconciliation from GAAP loss from operations to non-GAAP loss from operations:
GAAP net loss from operations:	$(4,915)	$(5,800)	$(19,139)	$(20,393)
Reversal of non-GAAP expenses:
Stock-based compensation (a)	2,943	2,499	10,355	9,949
Amortization of intangible assets (b)	61	83	270	331
LeapFrogRx compensation charges (c)	—	80	91	461
Restructuring (d)	—	—	—	26
Legal expenses ( e)	190	—	1,285	—
Non-GAAP loss from operations	$(1,721)	$(3,138)	$(7,138)	$(9,626)

	Three months ended September 30,		Fiscal Years Ended September 30,
	2015	2014	2015	2014
Numerator:
Reconciliation between GAAP and non-GAAP net loss:
GAAP net loss:	$(4,955)	$(5,926)	$(19,639)	$(20,881)
Reversal of non-GAAP expenses:
Stock-based compensation (a)	2,943	2,499	10,355	9,949
Amortization of intangible assets (b)	61	83	270	331
LeapFrogRx compensation charges (c)	—	80	91	461
Restructuring (d)	—	—	—	26
Legal expenses ( e)	190	—	1,285	—
Non-GAAP net loss attributable to Model N Inc. common stockholders	$(1,761)	$(3,264)	$(7,638)	$(10,114)
Denominator:
Reconciliation between GAAP and non-GAAP weighted average shares used in computing diluted net loss per share attributable to Model N Inc. common stockholders:
Weighted average number of shares used in computing GAAP and non- GAAP diluted net loss per share	26,544	24,949	26,015	24,399
GAAP diluted net loss per share attributable to Model N Inc. common stockholders	$(0.19)	$(0.24)	$(0.76)	$(0.86)
Non-GAAP diluted net loss per share attributable to Model N Inc. common stockholders	$(0.07)	$(0.13)	$(0.30)	$(0.41)

Use of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, Model N uses non-GAAP measures of adjusted EBITDA, gross profit, loss from operations, net loss, weighted average shares outstanding and net loss per share, which are adjusted to exclude LeapFrogRx compensation charges, stock-based compensation expense, restructuring charge and amortization of intangible assets and includes dilutive shares where applicable. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Model N’s underlying operating results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, these non-GAAP results are the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for operating loss, net loss or basic and diluted net loss per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

While a large component of our expense in certain periods, we believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

(a)

Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. Stock-based compensation expenses are excluded from our non-GAAP results because stock-based compensation amounts are difficult to forecast due in part to the volume, timing and terms of restricted stock grants and the volatility of our common stock. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operation results to prior periods and to our peer companies.

(b)

Amortization of intangible assets resulted principally from acquisitions. Intangible asset amortization is a non-cash item. As such, we believe exclusion of these expenses provides for a better comparison of our operation results to prior periods and to our peer companies.

(c)

In January 2012, we acquired LeapFrog Rx for initial cash consideration of $3.0 million as well as potential additional payments to former LeapFrogRx shareholders totaling up-to $8.3 million which are expected to be incurred through January 2015. These additional payments are, among other things, subject to future continued employment and are therefore considered compensatory in nature and are being recognized as compensation expense (LeapFrogRx compensation charges) over the term of each component. We believe that the exclusion of these expenses provides for a better comparison of our operation results to prior periods and to our peer companies.

(d)

On September 30, 2013, the Company recorded workforce reduction restructuring charges primarily related to employee separation packages, which included severance pay, benefits continuation and outplacement costs. We believe that the exclusion of this expense provides for a better comparison of our operation results to prior periods and to our peer companies.

(e)

Legal expense is for the securities class action lawsuits filed in September 2014 and January 2015. We believe that the exclusion of these legal expenses provides for a better comparison of our operation results to prior periods and to our peer companies.